TUPPERWARE BRANDS CORPORATION
2016 INCENTIVE PLAN

ARTICLE 1. Establishment, Purpose, and Duration
1.1. Establishment of the Plan. Tupperware Brands Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Tupperware Brands Corporation 2016 Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and other stock-based and non-stock-based awards. The Plan shall become effective as of the Effective Date, and shall remain in effect as provided in Section 1.3 herein.
1.2. Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders and by providing Participants with an incentive for outstanding performance of the Company’s objectives and strategies while undertaking an appropriate level of risk. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.
1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect for ten (10) years thereafter, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 16 herein, except that any awards issued and outstanding under the Plan shall remain effective beyond the expiration of the Plan in accordance with their terms.
ARTICLE 2. Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
(a) “Award” means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or other stock-based awards as specified in Article 11.
(b) “Award Agreement” means a written or electronic agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.
(c) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(d) “Beneficiary” means a person who may be designated by a Participant pursuant to Article 12 and to whom any benefit under the Plan is to be paid in case of the Participant’s death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.
(e) “Board” or “Board of Directors” means the Board of Directors of the Company.
(f) “Cause” means (i) “Cause” as defined in any employment, consulting or similar agreement between the Participant and the Company or one of its Subsidiaries or affiliates (an “Individual Agreement”), or (ii) if there is no such Individual Agreement or if it does not define Cause, (A) conviction of a Participant for committing a felony under federal law or the laws of the jurisdiction in which such action occurred, (B) dishonesty in the course of fulfilling a Participant’s employment duties, (C) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, including compliance with the Company’s Code of Conduct or Codes of Ethics for Financial Executives, or (D) before a Change of Control, such other events as shall be determined by the Committee. Before a Change of Control, the Committee shall, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to subclauses (A), (B), (C) or (D) above, and its determination shall be final.

(g)  “Change of Control” of the Company means:
i. An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (1) the then outstanding Shares (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or
ii. A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or
iii. The consummation of a reorganization, merger, statutory share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries or other similar transactions (“Corporate Transaction”), in each case unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50 percent of, respectively, the common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of Directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction constitute at least a majority of the Board of Directors of the corporation resulting from such Corporate Transaction; or
iv. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and corresponding treasury regulations, and administrative decisions including Revenue Rulings and Revenue Procedures.
(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” means the committee described in Article 3 or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.3.
(k) “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
(l) “Company” means Tupperware Brands Corporation, a Delaware corporation, or any successor thereto as provided in Article 18 herein.
(m) “Covered Employee” has the meaning ascribed thereto in Section 162(m) of the Code.
(n) “Director” means any individual who is a non-employee member or prospective member of the Board of Directors of the Company.
(o) “Disability” means the inability of an Employee to perform the material duties of his or her occupation as determined by the Committee.
(p) “Effective Date” means the date the Plan is approved by the stockholders of the Company.
(q) “Employee” means any nonunion employee or prospective employee of the Company or of the Company’s Subsidiaries or affiliates. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(s) “Fair Market Value” means, as of any given date, the value of a Share determined as follows:
(i) If the Common Stock is listed, quoted or traded on any (1) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), (2) national market system or (3) automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system on which the Shares are principally listed, quoted or traded for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.
(t) “Freestanding SAR” means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.
(u) “Good Reason” means the assignment to the Participant of any duties materially inconsistent in any respect with the Participant’s position (including a material negative change regarding the Participant’s status, offices, titles or reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (but not occurring solely as a result of the Company’s ceasing to be a publicly traded entity) existing immediately prior to the date of the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; provided, however, “Good Reason” shall not be deemed to exist unless (x) written notice of termination on account thereof is given by the Participant to the Company no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; (y) if there exists (without regard to this clause (y)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder and (z) if not cured, the Participant must resign from employment for a Good Reason event or condition within sixty (60) days following the last day of the Company’s cure period. Any good faith determination of “Good Reason” made by the Committee shall be conclusive. The Participant’s mental or physical incapacity following the occurrence of an event described in above clauses shall not affect the Participant’s ability to terminate employment for Good Reason.
(v) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
(w) “Insider” shall mean an Employee who is, on the relevant date, an officer, Director, or more than ten percent (10 percent) Beneficial Owner of the Company.
(x) “Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.
(y) “Option” or “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(z) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(aa) “Outside Director” means a member of the Board who is intended to qualify as an outside director as defined in Rule 162(m) of the Code, or any successor definition adopted by the Service.
(bb) “Participant” means an Employee or Director of or a consultant to the Company or any of its Subsidiaries or affiliates who has been granted an Award under the Plan.
(cc) “Performance Award” means an Award granted to a Participant, as described in Article 10 herein, including Performance Units and Performance Shares.
(dd) “Performance Goals” means the performance goals, if any, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Award or (ii) during the applicable Restriction Period or Performance Period as a condition to the grant or vesting of the holder’s interest in the Award or the Shares subject to such Award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, such performance goals shall be based exclusively on the attainment of one or any combination of the following related to all or a portion of the Company’s operations or on an individual basis: specified levels of net income or earnings per share (including earnings per share from continuing operations), operating income, segment profit, revenues, return on operating assets, productivity, compliance, efficiency, return on equity, return on invested capital, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation plus cash dividends), achievement of cost control, working capital turns (including related to individual components of working capital, including days outstanding), cash flow, economic value added, total or active sales force growth, or stock price of the Company. To the extent permitted by Section 162(m) of the Code, Performance Goals may also include the performance of any individual Participant (other than remaining employed by the Company or a Subsidiary), satisfactory attainment of personal or project based objectives, and/or the attainment of a threshold performance rating under the Company’s performance management program. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.
To the extent required to comply with Section 162(m) of the Code, the applicable Performance Goals and related adjustments shall be set by the Committee within the period prescribed by Section 162(m) of the Code. The applicable Performance Goals may be applied on a pre- or post-tax basis, and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any Performance Goal, including, without limitation: (1) asset write-downs, including but not limited to those related to purchase accounting intangibles and amortization of those intangibles; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs, including but not limited to both costs classified as exit costs and those not classified as such; (5) amounts recorded in connection with pension settlements; (6) acquisitions or divestitures; (7) the disposition of property, plant and equipment outside the ordinary course of business, including casualty losses, and related insurance recoveries; (8) unusual or nonrecurring items; (9) the translation impact of changes or differences in currency exchange rates compared with those used in setting such a Performance Goal; (10) the impact of significant currency devaluation on balance sheet positions in countries accounted for as hyper-inflationary; (11) the non-cash portion of excess tax benefits from share-based payment arrangements; and/or (12) the impact of significant changes in capital structure, including its equity and debt (each, an “Adjustment Event”).
In the sole discretion of the Committee, unless such action would cause a grant that the Committee intended to comply with Section 162(m) of the Code to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to (i) participants who are not Covered Employees and who, in the Committee’s judgment, are not likely to be Covered Employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, or (ii) awards not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Performance Goals established for the Performance Period may consist of any objective or subjective Company or individual measures, whether or not listed herein. The Performance Goals shall be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code granted to Covered Employees, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”
(ee) “Performance Period” means a time period during which Performance Goals established in connection with Performance Awards must be met.
(ff) “Performance Share” means an Award granted to a Participant, as described in Article 10 herein.
(gg) “Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.
(hh) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).
(ii) “Prior Plan” shall mean the Tupperware Brands Corporation 2010 Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the Effective Date.
(jj) “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.
(kk) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 herein.
(ll) “Restriction Period” means the period or periods during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited based on the passage of time and the continuation of service with the Company and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.
(mm) “Share” means a share of Common Stock.
(nn) “Stock Appreciation Right” or “SAR” means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.
(oo) “Subsidiary” or “Subsidiaries” means any corporation or corporations in which the Company owns directly, or indirectly through Subsidiaries, at least twenty-five percent (25 percent) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least twenty-five percent (25 percent) of the combined equity thereof.
(pp) “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be cancelled).
ARTICLE 3. Administration
3.1. The Committee. The Plan shall be administered by the Compensation and Management Development Committee or such other committee of the Board (the “Committee”) as the Board may from time to time designate, which shall be composed solely of not less than two Outside Directors, and shall be appointed by and serve at the pleasure of the Board; provided, however, that the Nominating and Governance Committee of the Board shall administer the Plan with respect to Directors.
3.2. Authority of the Committee. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Employees of and to consultants to the Company and its Subsidiaries and affiliates, except that the Nominating and Governance Committee of the Board shall have authority to grant Awards pursuant to the terms of the Plan to Directors of the Company.
Among other things, the Committee shall have the authority, subject to the terms of the Plan:
(a) To select the Employees and consultants to whom Awards may from time to time be granted;
(b) To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or other stock-based awards described in Article 11 or any combination thereof are to be granted hereunder;
(c) To determine the number of Shares to be covered by each Award granted hereunder;
(d) To determine (by approving the forms of Award Agreements or otherwise by resolution) the terms and conditions of any Award granted hereunder, including, but not limited to, the Option Price (subject to Section 6.4(a)), the duration, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or affiliate), any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, and the impact on any Award from termination of employment (whether as a consequence of death, Disability, retirement, action by the Company, action by the Participant or Change of Control) of an Employee, or the termination of services of a consultant, based on such factors as the Committee shall determine; provided, however, that (i) the Committee shall have no authority to accelerate or waive any vesting except in cases of the death, Disability or retirement of a Participant or in the case of a Change of Control; and (ii) no Award shall be exercisable or shall vest and be settled in less than one (1) year from the date of grant; provided, however, that the minimum vesting provisions set forth in this subsection (ii) shall not apply to Awards granted under this Plan with respect to the number of Shares which, in the aggregate, does not exceed five percent (5%) of the number of Shares available for grant under the Plan, as contemplated by Section 4.1 below;
(e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments; and
(f) To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred.
The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), to create sub-plans that may be desirable for limited groups of participants or jurisdictions and to otherwise supervise the administration of the Plan.
3.3. Action of the Committee. The Committee may, to the fullest extent permitted by law and subject to such limitations and procedures as may be required by law or as the Committee may deem appropriate, delegate some or all of its power and authority under the Plan to the Board or a subcommittee of the Committee or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease either to be exempt from Section 16(b) of the Exchange Act or to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such delegatee. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.
3.4. Decisions Binding. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

ARTICLE 4. Shares Subject to the Plan
4.1. Number of Shares. Subject to adjustment as provided in Section 4.3 herein:
(a) The total number of Shares available for grant under the Plan (“Share Pool”) shall be the sum of (x) 3,500,000, and (y) the number of Shares that remain available for issuance under the Prior Plan. All such shares may be granted in connection with Incentive Stock Options.
(b) No Participant may be granted (i) Stock Options and Freestanding SARs in any one year covering, in the aggregate, in excess of 750,000 Shares, (ii) share denominated performance-based awards in the form of Restricted Stock, Restricted Stock Units and Performance Awards in any one year in excess of 250,000 Shares, or (iii) cash denominated performance-based awards in the form of performance-based Restricted Stock Units or Performance Awards in any one year in excess of $10 million; provided, however, that the per person limits set forth in subsections (i) and (ii) of this section shall be multiplied by two for Awards granted to a Participant in the year in which such Participant’s employment with the Company commences. The maximum grant date fair value of Shares that may be granted under the Plan pursuant to Awards in a fiscal year to any Director is five hundred thousand dollars ($500,000), provided, however, that the foregoing limitation shall not apply to awards made pursuant to an election to receive the award in lieu of cash for all or a portion of fees received for service on the Board or any committee thereunder.
Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares. As of the Effective Date, the Company shall cease to grant awards under the Prior Plans.
4.2. Share Counting. The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:
(a) Each Option awarded shall be counted as one share subject to an Award and deducted from the Share Pool.
(b) Each share of Restricted Stock or Restricted Stock Unit shall be counted as 2.0 Shares subject to an Award and deducted from the Share Pool.
(c) Each Performance Award that is or is required to be settled in Shares shall be counted as 2.0 Shares subject to an Award and deducted from the Share Pool, and if the Performance Award is expressed as a dollar amount rather than a number of shares, with the number of shares determined by dividing the maximum value of the Performance Award at grant by the Fair Market Value of a share at grant and then multiplying the result by 2.0. Performance Awards that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a reduction from the Share Pool.
(d) Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Share Pool. For each Stock Appreciation Right which is settled in Shares, the full number of shares subject to such Stock Appreciation Right shall be counted against the Share Pool, rather than the net-settled number of Shares actually issued in such settlement. Stock Appreciation Rights that may not be settled in Shares shall not result in a reduction from the Share Pool. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a reduction in the Share Pool.
(e) If, for any reason, any Shares awarded or subject to purchase under the Plan or the Prior Plans are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of an Award, or the termination, expiration or cancellation of an Award, or settlement of any Award in cash rather than Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added to the Share Pool, provided that any addition to the Share Pool shall be adjusted by whatever factor or factors were applied to determine the number of Shares originally deducted from the Share Pool. If the Option Exercise Price, purchase price and/or tax withholding obligation under an Award is satisfied by the Company retaining Shares or by the Participant tendering Shares (either by actual delivery or attestation), the number of Shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not again be available for issuance pursuant to an Award under the Plan.

4.3. Adjustments in Authorized Shares and Prices. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of Shares reserved for issuance under the Plan, in the number, kind and Option Price of Shares subject to outstanding Stock Options or SARs, in the number and kind of Shares subject to other outstanding Awards granted under the Plan or subject to limitations such as Restricted Stock Awards or Restricted Stock Units or per-Participant maximum awards and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number; and provided further, however, that notwithstanding the foregoing, in the event of a change in capitalization that is the result of an equity restructuring which is not the consequence of a corporate transaction with a third-party, such substitutions or adjustments shall be required to be made. Such adjusted Option Price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem SAR. Such substitutions and adjustments may include, without limitation, canceling any and all Awards in exchange for cash payments based upon the value realized by shareholders generally with respect to Shares in connection with such a corporate transaction.
ARTICLE 5. Eligibility and Participation
5.1. Eligibility. Persons eligible to be granted Awards under this Plan include all Employees and Directors of and all consultants to the Company or any of its Subsidiaries or affiliates, and all prospective Employees and Directors of and consultants to the Company or any of its Subsidiaries or affiliates, as determined by the Committee, including Employees who are members of the Board.
5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award, except that the Nominating and Governance Committee of the Board shall have the authority to perform such functions for Directors.
ARTICLE 6. Stock Options
6.1. Grant of Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Article 4. Incentive Stock Options may be granted only to employees of the Company and any “subsidiary corporation” (as such term is defined in Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.
6.2. Award Agreement. Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or such later date as the Committee designates. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement or agreements shall be duly executed and delivered by the Company to the Participant, and countersigned or otherwise accepted by the Participant as provided in the Award Agreement.
6.3. Incentive Stock Options. Notwithstanding any other provision of the Plan, no Incentive Stock Option may be granted under the Plan after the 10th anniversary of the date on which the Plan is approved by the Board.

6.4. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:
(a) Stock Option Price. The Option Price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.
(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.
(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, or accelerate the exercisability of any Stock Option, based on such factors as the Committee may determine, but in each case subject to Section 3.2(d) above.
(d) Method of Exercise. Subject to the provisions of this Article 6, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of whole Shares subject to the Stock Option to be purchased.
Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the Company may accept. Payment, in full or in part, may also be made in the form of delivery of unrestricted Shares already owned by the optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the Shares on the date the Stock Option is exercised) or by certifying ownership of such Shares by the Participant to the satisfaction of the Company for delivery to the Company as specified by the Committee; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option may be authorized only at the time the Stock Option is granted. Payment may also be made in the case of an NQSO only by a “net exercise” arrangement pursuant to which the Company will reduce the shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under a Stock Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations. In the discretion of the Committee and to the extent permitted by applicable law, as set forth in a form of Stock Option agreement or in a resolution of the Committee, payment for any Shares subject to a Stock Option may also (or only) be made pursuant to a “cashless exercise” by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
No Shares shall be issued until full payment therefor, including any related tax obligations, has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to such Stock Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such Shares.
ARTICLE 7. Stock Appreciation Rights
7.1. Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee, Director or consultant at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. In the case of a Non-Qualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option.
The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding

SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.
7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100 percent) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.3. Exercise of Freestanding SARs. Subject to the other provisions of this Article 7, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.
7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
7.5. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.
7.6. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by
(b) The number of Shares with respect to which the SAR is exercised.
The Award Agreement shall specify whether the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
ARTICLE 8. Restricted Stock
8.1. Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees, Directors and consultants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.3.
The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant or the achievement of Performance Goals. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.
8.2. Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Award Agreement relating to the Restricted Stock Award. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
8.3. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(a) Subject to the provisions of the Plan and the Award Agreement referred to in Section 8.3(d), during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Within these limits, the Committee may, subject to Section 3.2(d) above, provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service.
(b) Except as provided in this paragraph (b) and paragraph (a), above, and the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock to vote the Shares. Dividends shall be held and shall accrue, subject to the vesting of the underlying Restricted Stock, unless the Committee determines otherwise in the applicable Award Agreement or makes an adjustment or substitution to the Restricted Stock pursuant to Section 4.3 in connection with such dividend or distribution; provided, however, that (i) a distribution with respect to Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Shares.
(c) If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, book-entry registration or unlegended certificates for such Shares, as determined by the Committee, and any accrued but unpaid dividends shall be delivered to the Participant.
(d) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.
ARTICLE 9. Restricted Stock Units
9.1. Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units by delivery of Shares to the Participant or, to the extent provided for in the applicable Award Agreement, by the payment of cash based upon the Fair Market Value of a specified number of Shares. Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 9.2.
9.2. Terms and Conditions. The Committee may, in connection with the grant of Restricted Stock Units, designate them as Performance Awards, in which event it shall condition the vesting thereof upon the attainment of Performance Goals. If the Committee does not designate Restricted Stock Units as Performance Awards, it may also condition the vesting thereof upon the attainment of Performance Goals. Regardless of whether Restricted Stock Units are Performance Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant. The applicable Award Agreement shall specify the consequences for the Restricted Stock Units of the Participant’s termination of employment. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, to the extent permitted by Section 409A of the Code, at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered until they are settled, except to the extent provided in the applicable Award Agreement in the event of the Participant’s death. The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 21.3 below); provided, however, that any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units.
ARTICLE 10. Performance Awards
10.1. Grant of Performance Awards. Subject to the terms of the Plan, Performance Awards may be granted either alone or in addition to other Awards granted under the Plan, as determined by the Committee. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.
10.2. Performance Goals.
(a) The Committee may set Performance Goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that

Participants pay a stipulated purchase price for each Performance Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Each Performance Award shall be subject to an Award Agreement.
(b) The Committee shall have the authority to make adjustments to Performance Goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments. This authority is limited by the requirements of Section 162(m) of the Code for any Performance Goals the Committee intends to comply with such Section 162(m) of the Code.
10.3. Value of Performance Units/Shares.
(a) Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.
(b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
10.4. Earning of Performance Awards. After the applicable Performance Period has ended, the holder of any Performance Award shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved, except as adjusted pursuant to Section 10.2(b) or as deferred pursuant to Article 13.
 10.5. Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.
ARTICLE 11. Other Stock-Based Awards
Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted under the Plan; provided, however, that dividends or dividend equivalents shall not be included in such other Awards which take the form of Stock Options or Stock Appreciation Rights. Subject to the Section 3.2(d) relating to the grant of up to 5% of the Shares available under the Plan as not subject to the minimum vesting provisions included in that section, each Director shall receive a one-time grant of one thousand (1,000) Shares upon serving his or her initial three months as a member of the Board.
ARTICLE 12. Beneficiary
12.1. Designation . Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. Any such designation shall control over any inconsistent testamentary or inter vivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant’s Beneficiary pursuant to a proper designation pursuant to this Section 12.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.
12.2. Absence of Designation. In the absence of any such designation contemplated by Section 12.1, benefits remaining unpaid at the Participant’s death shall be paid pursuant to the Participant’s will or pursuant to the laws of descent and distribution.
ARTICLE 13. Deferrals
13.1. Deferrals . The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any Award (other than awards of Incentive Stock Options, Non-Qualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of Awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

13.2. Section 409A . Notwithstanding the foregoing, if any deferral permitted by this Plan or an Award Agreement or any distribution of an Award pursuant to the terms of this Plan or an Award Agreement would subject a Participant to tax under Section 409A of the Code, the Company shall modify the Plan or applicable Award Agreement in the least restrictive manner necessary in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and, in each case, without any material diminution in the value of the payments to an affected Participant. To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.
ARTICLE 14. Rights of Participants
14.1. Employment or Continued Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or status as a consultant or Director at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any of its Subsidiaries or affiliates. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries and affiliates (or between Subsidiaries and affiliates) shall not be deemed a termination of employment. However, subject to Section 409A of the Code, if a Subsidiary or affiliate of the Company ceases to be a Subsidiary or affiliate, any Participant who is no longer employed by or a consultant to the Company or one of its remaining Subsidiaries and affiliates following such event shall be considered to have terminated his or her employment or consultancy, notwithstanding any continued employment or consultancy with such former Subsidiary or affiliate.
14.2. Participation . No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
 ARTICLE 15. Change of Control
15.1. Treatment of Outstanding Awards. In the event of a Change of Control, the successor organization (the “Successor”) may substitute equivalent awards. A substitute equivalent award must (i) have a value at least equal to the value of the Award being substituted; (ii) relate to a publicly-traded equity security of the Successor involved in the Change of Control or another entity that is affiliated with the Company or the Successor following the Change of Control; (iii) be the same type of award to the Award being substituted; and (iv) have other terms and conditions that are not less favorable to the Participant than the terms and conditions of the Award being substituted, in each case, as determined by the Committee (as constituted prior to the Change of Control) in its sole discretion. If an Award is substituted by the Successor and within two (2) years following a Change of Control the Participant (i) is terminated by the Successor (or an affiliate thereof) without Cause or (ii) if the Participant is an executive officer of the Company (who is subject to reporting under Section 16 of the Exchange Act) and resigns for Good Reason, the following rules shall apply to the substituted Awards, unless otherwise specifically provided in the applicable Award Agreement:
(a)    Vesting of Options and SARs. Any and all Options and SARs shall become immediately exercisable as of the termination or resignation.
(b)    Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. Any restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse. Restricted Stock Units shall be paid in cash or stock as provided in the Award Agreement. If such Restricted Stock Units are exempt from the requirements of Section 409A of the Code, the Restricted Stock Units shall be paid within thirty (30) days following the termination or resignation. If such Restricted Stock Units are subject to the requirements of Section 409A of the Code, then the Restricted Stock Units shall be paid within the thirty (30) day period following the six (6) month anniversary of the Participant’s separation from service (within the meaning of Section 409A of the Code) (a “Separation from Service”). If a Participant’s termination or resignation is not a Separation from Service, Restricted Stock Units subject to the requirements of Section 409A of the Code shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six (6) month anniversary of the date the Participant has a Separation from Service following such Change of Control.
(c)    Vesting, Payment and Achievement of Performance-Based Awards. Performance-based Awards shall vest with respect to each performance measurement tranche completed during the Performance Period prior to the termination or resignation (or, if the Performance Period is not divided into separate performance measurement tranches, proportionately based on the portion of the Performance Period completed prior to such resignation or termination and expressed in terms of the total of completed months out of the total number of months within the

Performance Period), with payment to be made, based on actual performance, in cash or stock at such time as otherwise specified in the Award document.
(d)    Transfer. A transfer of employment among the Successor and its affiliates shall not, in and of itself, be deemed a termination or resignation of employment.
15.2. Non-Substituted Awards; Dissolution or Liquidation. In the event of a Change of Control, any outstanding Awards that are not substituted with equivalent awards, by the Successor, or in the case of a dissolution or liquidation of the Company, all Awards shall be subject to the following rules:
(a)    Options and SARs. All Options and SARs shall be fully vested and exercisable and the Committee shall either (1) give a Participant a reasonable opportunity to exercise the Option and SAR before the transaction resulting in the Change of Control or (2) pay the Participant the difference between the exercise price for the Option or SAR and the consideration provided to other similarly situated shareholders in such Change of Control; provided, that if the exercise price of such Option or SAR exceeds the aforementioned consideration provided, then the Option or SAR shall be canceled and terminated without any payment. In either case, such Option or SAR shall be cancelled. The Committee shall not be obligated to treat all Options and SARs subject to this Section 15.2 in the same manner.
(b)    Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. Any restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse. Restricted Stock Units shall be paid in cash or stock as provided in the Award document. If Restricted Stock Units are exempt from the requirements of Section 409A of the Code, then the Restricted Stock Units shall be paid within thirty (30) days following the Change of Control. If Restricted Stock Units are subject to the requirements of Section 409A of the Code, then the time of payment will depend on whether the Change of Control is a distribution event under Treasury Regulation § 1.409A-3(a)(5) (a “409A Change of Control”). If the Change of Control is a 409A Change of Control, then the Restricted Stock Units subject to the requirements of Section 409A of the Code shall be paid within the thirty (30) day period following the Change of Control. If the Change of Control is not a 409A Change of Control, Restricted Stock Units subject to the requirements of Section 409A of the Code shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six (6) month anniversary of the date the Participant has a Separation from Service following such Change of Control.
(c)    Vesting, Payment and Achievement of Performance-Based Awards. Performance-based Awards shall vest with respect to each performance measurement tranche completed during the Performance Period prior to the Change of Control or dissolution or liquidation (or, if the Performance Period is not divided into separate performance measurement tranches, proportionately based on the portion of the Performance Period completed prior to such Change of Control or dissolution or liquidation and expressed in terms of the total of completed months out of the total number of months within the Performance Period), with payment to be made, based on actual performance, in cash or stock at such time as specified in the Award document.
15.3. Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award without the prior written consent of the Participant if such action is taken (a) on or after the date of a Change of Control or (b) at the request of a party seeking to effectuate a Change of Control or otherwise in anticipation of a Change of Control.
ARTICLE 16. Amendment, Modification, and Termination
16.1. Amendment, Modification, and Termination. Except as specifically provided in Section 15.3, at any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company, no such amendment or modification may:
(a) Become effective if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded;
(b) Increase the total number of Shares which may be issued under this Plan, except as provided in Article 4 hereof;
(c) Modify the eligibility requirements;

(d) Materially increase the benefits accruing under the Plan; or
(e) Modify the prohibition on repricing provisions set forth in Section 16.2.
16.2. Awards Previously Granted. (a) Notwithstanding the foregoing, prior to a Change of Control, the Committee shall have the right to replace any previously granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, as determined by the Committee in its sole discretion, without obtaining the consent of the Participant holding such Award; provided, however, that notwithstanding the foregoing or the terms of any Award Agreement provision, the Committee shall not modify any Stock Option or SAR without stockholder approval if the effect of such modification would be to (i) reduce an Option Price of a Stock Option or the grant price of an SAR; (ii) cancel a Stock Option or SAR in exchange for other Awards under the Plan; (iii) cancel a Stock Option or SAR in exchange for a Stock Option or SAR with an Option Price or grant price, respectively, that is less than the Option Price or grant price of the cancelled Stock Option or SAR, respectively; or (iv) cancel a Stock Option or SAR in exchange for cash, in each case, other than in connection with a Change of Control or the adjustment provisions set forth in Section 4.3; provided, further, that no such replacement shall deprive the Participant of any rights he or she may have pursuant to Article 15, which shall apply to the replacement Award to the same extent as to the replaced Award.
(b) In the event it is determined that the Company’s previously reported financial results have been misstated due to error, omission, fraud or other misconduct, including a misstatement that leads to a restatement of previously issued financial statements, any previous compensation, including any cash payment, deferral of cash payment, or delivery of common stock of the Company which was made pursuant to any incentive compensation award shall be subject to recovery by the Company as the Committee, in its sole discretion, shall in good faith determine. The Company may recover all or any portion of any award made to any Participant with respect to a fiscal year of the Company when misstated financial information that formed the basis for the award occurs. The maximum amount subject to recovery from a Participant shall be the amount by which the affected award exceeded the amount that would have been payable had the financial information been initially prepared as adjusted to correct for the misstatement, or any lesser amount that the Committee may determine; provided, however, that in the case of a discretionary award, the Committee may make such determination as to the amount of any repayment it deems to have been based upon financial results that would have been adjusted to correct such misstatement, up to the total amount of the discretionary award. The Committee shall also have the power under this Section 16.2(b) to (i) recover from a Participant any shares of common stock delivered in connection with an Award, and/or (ii) cancel an outstanding Award in connection with such an action. Furthermore, in the event that the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements, the Company will recover from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, such excess amounts that the executive officer would not have received under the restated financial statements. This recovery shall be in accordance with New York Stock Exchange listing requirements as may be promulgated from time to time. The Committee may modify this Section 16.2(b) without additional shareholder approval to the extent required to conform to the requirements relating to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by applicable law or New York Stock Exchange listing requirement.
16.3. Changes in Law and Tax Accounting. Notwithstanding the provisions of Sections 16.1 and 16.2, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.
ARTICLE 17. Withholding
17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.
17.2. Share Withholding. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, the Committee may require or permit, at its discretion, satisfaction of the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned or purchased in the open market) having a

Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax, or such other statutorily permissible amount, which could be imposed on the transaction that would not cause the award to be treated as “variable” as defined under U.S. GAAP.
ARTICLE 18. Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 19. Restrictions on Transferability of Awards
Unless otherwise determined by the Committee, no Award shall be transferable (either by sale, pledge, assignment, gift, or other alienation or hypothecation) by a Participant other than by will or by application of the laws of descent and distribution; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8). The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
ARTICLE 20. Unfunded Status of Plan
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.
 ARTICLE 21. Miscellaneous
21.1. Subsidiary Employees. In the case of a grant of an Award to an employee or consultant of any Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.
21.2. Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
21.3. Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment (taking into account then outstanding Awards).
ARTICLE 22. Legal Construction
22.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
22.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
22.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply with this Section 22.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares or uncertificated forms of Shares under the Plan prior to fulfillment of all of the following conditions:
(a) Listing or approval for listing upon notice of issuance, of such Shares on the New York Stock Exchange or such other securities exchange as may at the time be the principal market for the Shares;
(b) Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and
(c) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
22.4. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.